                                                                    EXHIBIT 10.1



    [LOGO]
    Sanwa
    Bank
    CALIFORNIA


                           COMMERCIAL CREDIT AGREEMENT

This Commercial Credit Agreement ("Agreement") is made and entered into this 30th day of June, 1997 by and between SANWA BANK CALIFORNIA (the "Bank") and INTERACTIVE GROUP, INC. (the "Borrower").

                                    SECTION I
                                   DEFINITIONS

1.01. CERTAIN DEFINED TERMS. Unless elsewhere defined in this Agreement the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined):

      A. "ADVANCE" shall mean an advance to the Borrower under any line of credit facility or similar facility provided for in Section II of this Agreement which provides for draws by the Borrower against an established credit line.

      B. "BUSINESS DAY" shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business in California.

      C. "COLLATERAL" shall mean the property in which the Bank is granted a security interest pursuant to provisions of the section herein entitled "Collateral", together with any other personal or real property in which the Bank may be granted a lien or security interest to secure payment of the Obligations.

      D. "COST OF FUNDS RATE" shall mean an interest rate which the Bank determines, in its sole and absolute discretion, to be equal to the Bank's cost of acquiring funds in an amount approximately equal to the amount of the relevant Advance or amount and for a period of time approximately equal to the relevant period of time during which the rate shall apply to such amount. Such Cost of Funds Rate shall be adjusted for any and all assessments, surcharges and reserve requirements pertaining to the borrowing or purchase of such funds by the Bank.

      E. "DEBT" shall mean all liabilities of the Borrower less Subordinated
      Debt.

      F. "EFFECTIVE TANGIBLE NET WORTH" shall mean the Borrower's stated net worth plus Subordinated Debt but less all intangible assets of the Borrower (i.e., goodwill, trademarks, patents, copyrights, organization expense and similar intangible items).

      G. "ENVIRONMENTAL CLAIMS" shall mean all claims, however asserted, by any governmental authority or other person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (i) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Materials at, in, or from property owned, operated or controlled by the Borrower, or (ii) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

      H. "ENVIRONMENTAL LAWS" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

      I. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

      J. "EURODOLLAR RATE" shall mean an interest rate determined by the Bank's Treasury Desk as being the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)) at which the Bank could purchase offshore U.S. dollar deposits in an amount approximately equal to the relevant amount and for a period of time approximately equal to the relevant interest period (adjusted for any and all assessments, surcharges and reserve requirements).

      K. "EVENT OF DEFAULT" shall have the meaning set forth in the section herein entitled "Events of Default".

      L. "HAZARDOUS MATERIALS" shall mean all those substances which are regulated by, or which may form the basis of liability under any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

      M. "INDEBTEDNESS" shall mean, with respect to the Borrower, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss and (ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, reported as capital leases in respect of which the Borrower is liable, contingently or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss.

      N. "OBLIGATIONS" shall mean all amounts owing by the Borrower to the Bank pursuant to this Agreement including, but not limited to, the unpaid principal amount of Advances.

      O. "PERMITTED LIENS" shall mean: (i) liens and security interests securing indebtedness owed by the Borrower to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due or being contested in good faith, provided proper reserves are maintained therefor in accordance with generally accepted accounting procedure; (iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held



                                      (1)
      by the Borrower in the ordinary course of business to secure Indebtedness outstanding on the date hereof or permitted to be incurred pursuant to this Agreement; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and
      (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrower's assets.

      P. "REFERENCE RATE" shall mean an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate and as to which loans may be made by the Bank at, below or above such reference rate.

      Q. "SUBORDINATED DEBT" shall mean such liabilities of the Borrower which have been subordinated to those owed to the Bank in a manner acceptable to the Bank.

1.02. ACCOUNTING TERMS. All references to financial statements, assets, liabilities, and similar accounting items not specifically defined herein shall mean such financial statements or such items prepared or determined in accordance with generally accepted accounting principles consistently applied and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

1.03. OTHER TERMS. Other terms not otherwise defined shall have the meanings attributed to such terms in the California Uniform Commercial Code.

                                    SECTION II
                                CREDIT FACILITIES

2.01. COMMITMENT TO LEND. Subject to the terms and conditions of this Agreement and so long as no Event of Default occurs, the Bank agrees to extend to the Borrower the credit accommodations that follow.

2.02. LINE OF CREDIT FACILITY. The Bank agrees to make loans and Advances to the Borrower, upon the Borrower's request therefor made prior to the Expiration Date (as defined below in this Section 2.02), up to a total principal amount from time to time outstanding of not more than $3,000,000.00. Within the foregoing limits, the Borrower may borrow, partially or wholly prepay, and reborrow under this Line of Credit facility.

      A. PURPOSE. Advances made under this Line of Credit shall be used for working capital and general corporate purposes.

      B. INTEREST RATE. Except as provided below in this Section 2.02, interest shall accrue on the outstanding principal balance of Advances under this Line of Credit at a variable rate equal to the Bank's Reference Rate, per annum, as it may change from time to time. (Such rate is referred to in this Section 2.02 as the "Variable Rate".) The Variable Rate shall be adjusted concurrently with any change in the Reference Rate. Interest shall be calculated on the basis of 360 days per year but charged on the actual number of days elapsed.

      C. PAYMENT OF INTEREST. The Borrower hereby promises and agrees to pay interest monthly on the 15th day of each month, commencing on July 15, 1997.

      D. REPAYMENT OF PRINCIPAL. Unless sooner due in accordance with the terms of this Agreement, on July 15, 1998 the Borrower hereby promises and agrees to pay to the Bank in full the aggregate unpaid principal balance of all Advances then outstanding, together with all accrued and unpaid interest thereon.

      Any payment received by the Bank shall, at the Bank's option, first be applied to pay any late fees or other fees then due and unpaid, and then to interest then due and unpaid and the remainder thereof (if any) shall be applied to reduce principal.

      E. FIXED RATE ALTERNATIVE PRICING. In addition to Advances based upon the Variable Rate ("Variable Rate Advances"), at the Borrower's election, the Bank hereby agrees to make Advances to the Borrower under this Line of Credit at a fixed rate ("Fixed Rate") which shall be approximately equivalent to 2.0% per annum in excess of the Cost of Funds Rate or, at the Borrower's option, 2.0% per annum in excess of the Eurodollar Rate. Such Advances shall be in the minimum amount of $100,000.00 and in $10,000.00 increments thereafter and for such period of time (each an "Interest Period") as the Bank may quote and offer, provided that the Interest Period shall be for a minimum of at least 30 days and not exceed a maximum of 90 days and provided further that any Interest Period shall not extend beyond the Expiration Date (as defined below) of this facility. Advances based upon the Fixed Rate are hereinafter referred to as "Fixed Rate Advances".

      Interest on any Fixed Rate Advance shall be computed on the basis of 360 days per year but charged on the actual number of days elapsed.

      The Borrower hereby promises and agrees to pay the Bank interest on any Fixed Rate Advance with an Interest Period of 90 days or less on the last day of the relevant Interest Period. The Borrower further promises and agrees to pay the Bank interest on any Fixed Rate Advance with an Interest Period in excess of 90 days on a quarterly basis (i.e., on the last day of each 90-day period occurring in such Interest Period) and on the last day of the relevant interest Period. If interest is not paid as and when it is due, the amount of such unpaid interest shall bear interest until paid in full, at a rate of interest equal to the Variable Rate.

            (i) REPAYMENT OF FIXED RATE ADVANCES. Unless sooner due in accordance with other terms of this Agreement, or unless adjusted at the end of the relevant Interest Period as described below, the Borrower hereby promises and agrees to pay the Bank the principal amount of each Fixed Rate Advance, together with accrued and unpaid interest thereon, on the last day of the Interest Period pertaining to such Fixed Rate Advance.

            (ii) NOTICE OF ELECTION TO ADJUST INTEREST RATE. Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day, the Borrower may elect:

                  (a) That interest on a Variable Rate Advance shall be adjusted to accrue at the Fixed Rate; provided, however, that such notice shall be received by the Bank no later than two business days prior to the day (which shall be a business day) on which the Borrower requests that interest be adjusted to accrue at the Fixed Rate.

                  (b) That interest on a Fixed Rate Advance shall continue to accrue at a newly quoted Fixed Rate or shall be adjusted to commence to accrue at the Variable Rate; provided however, that such notice shall be received by the Bank no later than two business days prior to the last day of the Interest Period pertaining to such Fixed Rate Advance. If the Bank shall not have received notice as prescribed herein of the Borrower's election that interest on any Fixed Rate Advance shall continue to accrue at the Fixed Rate, the Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the Interest Period pertaining to such Advance.

            (iii) PROHIBITION AGAINST PREPAYMENT OF FIXED RATE ADVANCES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, NO PREPAYMENT SHALL BE MADE ON ANY FIXED RATE ADVANCE EXCEPT ON A DAY WHICH IS THE LAST




                                      (2)

            DAY OF THE INTEREST PERIOD PERTAINING THERETO. IF THE WHOLE OR ANY PART OF ANY FIXED RATE ADVANCE IS PREPAID BY REASON OF ACCELERATION OR OTHERWISE, THE BORROWER SHALL, UPON THE BANK'S REQUEST, PROMPTLY PAY TO AND INDEMNIFY THE BANK FOR ALL COSTS AND ANY LOSS (INCLUDING INTEREST) ACTUALLY INCURRED BY THE BANK AND ANY LOSS (INCLUDING LOSS OF PROFIT RESULTING FROM THE RE-EMPLOYMENT OF FUNDS) SUSTAINED BY THE BANK AS A CONSEQUENCE OF SUCH PREPAYMENT.

            (iv) INDEMNIFICATION FOR FIXED RATE COSTS. During any period of time in which interest on any Advance is accruing on the basis of a Fixed Rate, the Borrower shall, upon the Bank's request promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirements or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Fixed Rate.

            (v) INVOLUNTARY CONVERSION FROM FIXED RATE TO VARIABLE RATE. In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Fixed Rate (a) is infeasible because the Bank is unable to determine the Fixed Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Interest Period; or (b) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrower, in which event any Fixed Rate Advance shall be deemed to be a Variable Rate Advance and interest shall thereupon immediately accrue at the Variable Rate.

      F. LATE FEE. If any regularly scheduled payment of principal and/or interest (exclusive of the final payment upon maturity), or any portion thereof, under this Line of Credit is not paid within ten (10) calendar days after it is due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

      G. MAKING LINE ADVANCES/NOTICE OF BORROWING. Each Advance made hereunder shall be conclusively deemed to have been made at the request of and for the benefit of the Borrower (i) when credited to any deposit account of the Borrower maintained with the Bank or (ii) when paid in accordance with the Borrower's written instructions. Subject to any other requirements set forth in this Agreement, Advances shall be made by the Bank upon telephonic or written notice received from the Borrower in form acceptable to the Bank, which notice shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day. The Borrower may borrow under the Line of Credit by requesting either:

            (i) A VARIABLE RATE ADVANCE. A Variable Rate Advance may be made on the Business Day notice is received by the Bank; provided however, that if the Bank shall not have received notice at or before 2:00 p.m. (California time) on the day such Advance is requested to be made, such Variable Rate Advance may be made, at the Bank's option, on the next Business Day.

            (ii) A FIXED RATE ADVANCE. The Borrower may elect that an Advance be made as a Fixed Rate Advance by requesting the Bank to provide a quote as to the rate which would apply for a designated Interest Period and concurrently with receiving such quote, giving the Bank irrevocable notice of the Borrower's acceptance of the rate quoted, provided such notice shall be given to the Bank not later than 10:00 a.m. (California time) on a date (which shall be a Business Day) at least two days prior to the first day of the requested Interest Period. Any telephonic or oral quote or offer by the Bank of a Fixed Rate for a given Interest Period may be confirmed in writing by the Bank upon the election (as provided herein) of the Borrower to accept such terms and such confirmation shall be deemed conclusive as to the terms quoted and offered.

      H. Facility Fees. The following fees for this facility shall be paid in cash upon execution of this Agreement or prior to funding of this facility: Loan Fees in the amount of $5,000.00.

      I. EXPIRATION OF THE LINE OF CREDIT FACILITY. Unless earlier terminated in accordance with the terms of this Agreement, the Bank's commitment to make Advances to the Borrower hereunder shall automatically expire on July 15, 1998 (the "Expiration Date"), and the Bank shall be under no further obligation to advance any monies thereafter.

      J. LINE ACCOUNT. The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Line of Credit facility (the "Line Account). The Bank shall provide the Borrower with a monthly statement of the Borrower's Line Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Bank is notified by the Borrower to the contrary within thirty
      (30) days after the Borrower's receipt of any such statement which is deemed to be incorrect

      K. AMOUNTS PAYABLE ON DEMAND. If the Borrower fails to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrower's failure to pay such amount, create an Advance in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided under this Line of Credit facility.

      In addition, the Borrower hereby authorizes the Bank, if and to the extent payment owed to the Bank under this Line of Credit facility is not made when due, to charge, from time to time, against any or all of the deposit accounts maintained by the Borrower with the Bank any amount so due.

2.03. LETTER OF CREDIT FACILITY. The Bank agrees to issue commercial and standby letters of credit (each a "Letter of Credit") on behalf of the Borrower; provided however, that at no time shall the total face amount of all Letters of Credit outstanding, less any partial draws paid by the Bank, exceed the sum of $3,000,000.00; and provided further, that this Letter of Credit facility is a sub-facility of the above $3,000,000.00 Line of Credit facility and at no time shall the total amount outstanding under such facility together with the total face amount of all Letters of Credit outstanding, less any partial draws paid by the Bank, (plus any amounts outstanding under any other sub-facilities of the above main facility) exceed the sum of $3,000,000.00.

      A. ISSUANCE FEES, COSTS AND COMMISSIONS. Upon the Bank's request the Borrower shall promptly pay to the Bank issuance fees and such other fees, commissions, costs and any out-of-pocket expenses charged or incurred by the Bank with respect to any Letter of Credit.

      B. EXPIRATION OF FACILITY. The commitment by the Bank to issue Letters of Credit shall, unless earlier terminated in accordance with the terms of this Agreement, automatically terminate on July 15, 1998 and no Letter of Credit shall expire on a date which is more than 365 days after such date.

      C. LIMITATIONS ON MATTERS OF CREDIT. Each Letter of Credit shall, by its terms, expire no more than 180 days after its date of issue. Further, each Letter of Credit shall be in form and substance and in favor of beneficiaries satisfactory to the Bank, provided that the Bank may refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction where the Bank, due to the beneficiary or the nationality or residence




                                      (3)
      of the beneficiary, would be prohibited by any applicable law, regulation or order from issuing such Letter of Credit.

      D. ISSUANCE OF LETTERS OF CREDIT. Prior to the issuance of each Letter of Credit but in no event later than 10:00 a.m. (California time) on the day such Letter of Credit is to be issued (which shall be a Business Day), the Borrower shall deliver to the International Department of the Bank a duty executed form of the Bank's standard form of application for issuance of a letter of credit with proper insertions.

2.04. EQUIPMENT LINE OF CREDIT FACILITY. The Bank agrees to make loans and Advances to the Borrower, upon the Borrower's request therefor made prior to the Expiration Date (as defined below in this Section 2.04), up to a total principal amount from time to time outstanding of not more than $500,000.00, provided that the Borrower may receive no more than one Advance under this Equipment Line of Credit during each of its fiscal quarters. This Equipment Line of Credit facility is on a non-revolving basis and any amounts repaid under this facility may not be reborrowed.

      A. PURPOSE. Advances made under this Equipment Line of Credit shall be used to refinance new fixed assets purchased over the past nine months (primarily computer equipment and software).

      B. INTEREST RATE. Except as provided below in this Section 2.04, interest shall accrue on the outstanding principal balance of Advances under this Equipment Line of Credit at a variable rate equal to the Bank's Reference Rate, per annum, as it may change from time to time. (Such rate is referred to in this Section 2.04 as the "Variable Rate".) The Variable Rate shall be adjusted concurrently with any change in the Reference Rate. Interest shall be calculated on the basis of 360 days per year but charged on the actual number of days elapsed.

      C. PAYMENT OF INTEREST. The Borrower hereby promises and agrees to pay interest monthly on the 15th day of each month, commencing on July 15, 1997.

      D. REPAYMENT OF PRINCIPAL. Unless sooner due in accordance with the terms of this Agreement on July 15, 1998 the Borrower hereby promises and agrees to pay to the Bank in full the aggregate unpaid principal balance of all Advances then outstanding under this Equipment Line of Credit together with all accrued and unpaid interest thereon.

      Any payment received by the Bank shall, at the Bank's option, first be applied to pay any late fees or other fees then due and unpaid, and then to interest then due and unpaid and the remainder thereof (if any) shall be applied to reduce principal.

      E. FIXED RATE ALTERNATIVE PRICING. In addition to Advances based upon the Variable Rate ("Variable Rate Advances"), at the Borrower's election, the Bank hereby agrees to make Advances to the Borrower under this Equipment Line of Credit at a fixed rate ("Fixed Rate") which shall be approximately equivalent to 2.0% per annum in excess of the Cost of Funds Rate or, at the Borrower's option, 2.0% per annum in excess of the Eurodollar Rate. Such Advances shall be in the minimum amount of $100,000.00 and in $10,000.00 increments thereafter and for such period of time (each an "Interest Period") as the Bank may quote and offer, provided that the Interest Period shall be for a minimum of at least 30 days and not exceed a maximum of 90 days and provided further that any Interest Period shall not extend beyond the Expiration Date (as defined below) of this facility. Advances based upon the Fixed Rate are hereinafter referred to as "Fixed Rate Advances".

      Interest on any Fixed Rate Advance shall be computed on the basis of 360 days per year but charged on the actual number of days elapsed.

      The Borrower hereby promises and agrees to pay the Bank interest on any Fixed Rate Advance with an Interest Period of 90 days or less on the last day of the relevant Interest Period. The Borrower further promises and agrees to pay the Bank interest on any Fixed Rate Advance with an Interest Period in excess of 90 days on a quarterly basis (i.e., on the last day of each 90-day period occurring in such Interest Period) and on the last day of the relevant Interest Period. If interest is not paid as and when it is due, the amount of such unpaid interest shall bear interest until paid in full, at a rate of interest equal to the Variable Rate.

            (i) REPAYMENT OF FIXED RATE ADVANCES. Unless sooner due in accordance with other terms of this Agreement or unless adjusted at the end of the relevant Interest Period as described below, the Borrower hereby promises and agrees to pay the Bank the principal amount of each Fixed Rate Advance, together with accrued and unpaid interest thereon, on the last day of the Interest Period pertaining to such Fixed Rate Advance.

            (ii) NOTICE OF ELECTION TO ADJUST INTEREST RATE. Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day, the Borrower may elect:

                  (a) That interest on a Variable Rate Advance shall be adjusted to accrue at the Fixed Rate; provided, however, that such notice shall be received by the Bank no later than two business days prior to the day (which shall be a business day) on which the Borrower requests that interest be adjusted to accrue at the Fixed Rate.

                  (b) That interest on a Fixed Rate Advance shall continue to accrue at a newly quoted Fixed Rate or shall be adjusted to commence to accrue at the Variable Rate; provided however, that such notice shall be received by the Bank no later than two business days prior to the last day of the Interest Period pertaining to such Fixed Rate Advance. If the Bank shall not have received notice as prescribed herein of the Borrower's election that interest on any Fixed Rate Advance shall continue to accrue at the Fixed Rate, the Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the Interest Period pertaining to such Advance.

            (iii) PROHIBITION AGAINST PREPAYMENT OF FIXED RATE ADVANCES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, NO PREPAYMENT SHALL BE MADE ON ANY FIXED RATE ADVANCE EXCEPT ON A DAY WHICH IS THE LAST DAY OF THE INTEREST PERIOD PERTAINING THERETO. IF THE WHOLE OR ANY PART OF ANY FIXED RATE ADVANCE IS PREPAID BY REASON OF ACCELERATION OR OTHERWISE, THE BORROWER SHALL, UPON THE BANK'S REQUEST, PROMPTLY PAY TO AND INDEMNIFY THE BANK FOR ALL COSTS AND ANY LOSS (INCLUDING INTEREST) ACTUALLY INCURRED BY THE BANK AND ANY LOSS (INCLUDING LOSS OF PROFIT RESULTING FROM THE RE-EMPLOYMENT OF FUNDS) SUSTAINED BY THE BANK AS A CONSEQUENCE OF SUCH PREPAYMENT.

             (iv) INDEMNIFICATION FOR FIXED RATE COSTS. During any period of time in which interest on any Advance is accruing on the basis of a Fixed Rate, the Borrower shall, upon the Bank's request promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment reserve, deposit or similar requirements or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Fixed Rate.



                                      (4)

            (v) INVOLUNTARY CONVERSION FROM FIXED RATE TO VARIABLE RATE. In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Fixed Rate (a) is infeasible because the Bank is unable to determine the Fixed Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Interest Period; or (b) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrower, in which event any Fixed Rate Advance shall be deemed to be a Variable Rate Advance and interest shall thereupon immediately accrue at the Variable Rate.

      F. LATE FEE. If any regularly scheduled payment of principal and/or interest (exclusive of the final payment upon maturity), or any portion thereof, under this Line of Credit is not paid within ten (10) calendar days after it is due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

      G. MAKING LINE ADVANCES/NOTICE OF BORROWING. Each Advance made hereunder shall be conclusively deemed to have been made at the request of and for the benefit of the Borrower (i) when credited to any deposit account of the Borrower maintained with the Bank or (ii) when paid in accordance with the Borrower's written instructions. Subject to any other requirements set forth in this Agreement, Advances shall be made by the Bank upon telephonic or written notice received from the Borrower in form acceptable to the Bank, which notice shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day. The Borrower may borrow under the Equipment Line of Credit by requesting either:

            (i) A VARIABLE RATE ADVANCE. A Variable Rate Advance may be made on the Business Day notice is received by the Bank; provided however, that if the Bank shall not have received notice at or before 2:00 p.m. (California time) on the day such Advance is requested to be made, such Variable Rate Advance may be made, at the Bank's option, on the next Business Day.

            (ii) A FIXED RATE ADVANCE. The Borrower may elect that an Advance be made as a Fixed Rate Advance by requesting the Bank to provide a quote as to the rate which would apply for a designated Interest Period and concurrently with receiving such quote, giving the Bank irrevocable notice of the Borrower's acceptance of the rate quoted, provided such notice shall be given to the Bank not later than 10:00 a.m. (California time) on a date (which shall be a Business Day) at least two days prior to the first day of the requested Interest Period. Any telephonic or oral quote or offer by the Bank of a Fixed Rate for a given Interest Period may be confirmed in writing by the Bank upon the election (as provided herein) of the Borrower to accept such terms and such confirmation shall be deemed conclusive as to the terms quoted and offered.

      H. FACILITY FEES. The following fees for this facility shall be paid in cash upon execution of this Agreement or prior to funding of this facility: Loan Fees in the amount of $2,500.00.

      I. EXPIRATION OF THE EQUIPMENT LINE OF CREDIT FACILITY. Unless earlier terminated in accordance with the terms of this Agreement the Bank's commitment to make Advances to the Borrower hereunder shall automatically expire on July 15, 1998 (the "Expiration Date"), and the Bank shall be under no further obligation to advance any monies thereafter.

      J. LINE ACCOUNT. The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Equipment Line of Credit facility (the "Line Account"). The Bank shall provide the Borrower with a monthly statement of the Borrower's Line Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Bank is notified by the Borrower to the contrary within thirty (30) days after the Borrower's receipt of any such statement which is deemed to be incorrect.

      K. AMOUNTS PAYABLE ON DEMAND. If the Borrower fails to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrower's failure to pay such amount, create an Advance in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided under this Equipment Line of Credit facility.

      In addition, the Borrower hereby authorizes the Bank, if and to the extent payment owed to the Bank under this Equipment Line of Credit facility is not made when due, to charge, from time to time, against any or all of the deposit accounts maintained by the Borrower with the Bank any amount so due.

      L. CONVERSION TO TERM LOAN. It is hereby agreed that the Borrower may, by giving written notice to the Bank at least one (1) day prior to January 15, 1998 and/or July 15, 1998, convert the principal balance outstanding under the Equipment Line of Credit as of such dates to be payable on a term loan basis. The term loan (the "Converted Term Loan") shall be in the amount of such outstanding principal balance on the relevant conversion date and shall be evidenced by a promissory note or credit agreement (the "Term Agreement") containing the following payment terms: At the Borrower's election made prior to the conversion, interest shall accrue on the outstanding balance under the converted term note at one of the following rates: (i) A variable rate equal to the Bank's Reference Rate, as it may change from time to time; or (ii) a fixed rate to be quoted and offered by the Bank which shall be approximately equal to 2.0% per annum in excess of the Cost of Funds Rate or, at the Borrower's option, 2.0% per annum in excess of the Eurodollar Rate. If the variable rate is selected, the interest rate shall be adjusted concurrently with any change in the Reference Rate. The Borrower may elect the fixed rate option only for a converted term note in the minimum amount of $100,000.00. Repayment under the converted term note shall be made in 48 monthly installments of principal plus interest if a variable rate is elected or principal and interest if the fixed rate option is elected with the exact amount and dates for such payments to be determined upon the issuance of the converted term note. Accrued and unpaid interest under the Equipment Line of Credit shall be paid to the Bank concurrently with the Borrower's execution of the Term Agreement. Interest shall accrue and principal and interest shall be paid in accordance with the terms and provisions of the Term Agreement.

                                   SECTION III
                                   COLLATERAL

3.01. GRANT OF SECURITY INTEREST. To secure payment and performance of all of the Borrower's Obligations under this Agreement and the performance of all the terms, covenants and agreements contained in this Agreement (and any and all modifications, extensions and renewals of the Agreement) and in any other document instrument or agreement evidencing or related to the Obligations or the Collateral, and also to secure all other liabilities, loans, guarantees, covenants and duties owed by the Borrower to the Bank, whether or not evidenced by this or by any other agreement, absolute or contingent due or to become due, now existing or hereafter and howsoever created, the Borrower hereby grants to the Bank a security interest in and to all of the following property:




                                      (5)

      A. EQUIPMENT. All goods and equipment ("Equipment") now owned or hereafter acquired by the Borrower or in which the Borrower now has or may hereafter acquire any interest including, but not limited to, all machinery, furniture, furnishings, fixtures, tools, supplies and motor vehicles of every kind and description and all additions, accessions, improvements, replacements and substitutions thereto and thereof.

      B. INVENTORY. All inventory ("Inventory") now owned or hereafter acquired by the Borrower including, but not limited to, all raw materials, work in process, finished goods, merchandise, parts and supplies of every kind and description, including inventory temporarily out of the Borrower's custody or possession, together with all returns on accounts.

      C. ACCOUNTS AND CONTRACT RIGHTS. All accounts and contract rights now owned or hereafter created or acquired by the Borrower, including but not limited to, all receivables and all rights and benefits due to the Borrower under any contract or agreement.

      D. GENERAL INTANGIBLES. All general intangibles now owned or hereafter created or acquired by the Borrower, including but not limited to, goodwill, trademarks, trade styles, trade names, patents, patent applications, software, customer lists and business records.

      E. CHATTEL PAPER AND DOCUMENTS. All documents, instruments and chattel paper now owned or hereafter acquired by the Borrower.

      F. MONIES AND OTHER PROPERTY IN POSSESSION. All monies, and property of the Borrower now or hereafter in the possession of the Bank or the Bank's agents, or any one of them, including, but not limited to, all deposit accounts, certificates of deposit, stocks, bonds, indentures, warrants, options and other negotiable and non-negotiable securities and instruments, together with all stock rights, rights to subscribe, liquidating dividends, cash dividends, payments, dividends paid in stock, new securities or other property to which the Borrower may become entitled to receive on account of such property.

3.02. CONTINUING LIEN & PROCEEDS. The Bank's security interest in the Collateral shall be a continuing lien and shall include all proceeds and products of the Collateral including, but not limited to, the proceeds of any insurance thereon as well as all accounts, contract rights, documents, instruments and chattel paper resulting from the sale or disposition of any Equipment.

3.03. EXCLUSION OF CONSUMER DEBT. The Obligations and performance secured hereby shall not include any indebtedness of the Borrower incurred for personal, family or household purposes except to the extent any disclosure required under any consumer protection law (including but not limited to the Truth in Lending Act) or any regulation thereto, as now existing or hereafter amended, is or has been given.

                                   SECTION IV
                              CONDITIONS PRECEDENT

4.01. CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT AND/OR FIRST ADVANCE. The obligation of the Bank to make the initial extension of credit and/or the first Advance hereunder is subject to the conditions precedent that the Bank shall have received before the date of such extension of credit and/or the first Advance all of the following, in form and substance satisfactory to the Bank:

      A. AUTHORITY TO BORROW. Evidence relating to the duly given approval and authorization of the execution, delivery and performance of this Agreement, all other documents, instruments and agreements required under this Agreement and all other actions to be taken by the Borrower hereunder or thereunder.

      B. LOAN FEES. Evidence that any required loan fees and expenses as set forth above with respect to each credit facility have been paid or provided for by the Borrower.

      C. AUDIT. The opportunity to conduct an audit of the Borrower's books, records and operations and the Bank shall be satisfied as to the condition thereof.

      D. MISCELLANEOUS DOCUMENTS. Such other documents, instruments, agreements and opinions as are necessary, or as the Bank may reasonably require, to consummate the transactions contemplated under this Agreement, all fully executed.

4.02. CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT AND/OR ADVANCES. The obligation of the Bank to make any extensions of credit and/or each Advance to or on account of the Borrower (including the initial extension of credit and/or the first Advance) shall be subject to the further conditions precedent that, as of the date of each extension of credit or Advance and after the making of such extension of credit or Advance:

      A. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the Section entitled "Representations and Warranties" herein and in any other document, instrument, agreement or certificate delivered to the Bank hereunder are true and correct.

      B. COLLATERAL. The security interest in the Collateral has been duly authorized, created and perfected with fast priority and is in full force and effect and the Bank has been provided with satisfactory evidence of all filings necessary to establish such perfection and priority.

      C. EVENT OF DEFAULT. No event has occurred and is continuing which constitutes, or, with the lapse of time or giving of notice or both, would constitute an Event of Default.

      D. SUBSEQUENT APPROVALS, ETC. The Bank shall have received such supplemental approvals, opinions or documents as the Bank may reasonably request.

4.03. REAFFIRMATION OF STATEMENTS. For the purposes hereof, the Borrower's acceptance of the proceeds of any extension of credit and the Borrower's execution of any document or instrument evidencing or creating any Obligation hereunder shall each be deemed to constitute the Borrower's representation and warranty that the statements set forth above in this Section are true and correct

                                    SECTION V
                         REPRESENTATIONS AND WARRANTIES

The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

5.01. STATUS. The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware and is properly licensed, qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Borrower is doing business.

5.02. AUTHORITY. The execution, delivery and performance by the Borrower of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, writ, judgment or injunction presently in effect affecting




                                      (6)
the Borrower; (ii) require any consent or approval of the stockholders of the Borrower or violate any provision of the articles of incorporation or by-laws of the Borrower; or (iii) result in a breach of or constitute a default under any material agreement to which the Borrower is a party or by which it or its properties may be bound or affected.

5.03. LEGAL EFFECT. This Agreement constitutes, and any document, instrument or agreement required hereunder when delivered will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

5.04. FICTITIOUS TRADE STYLES. The Borrower currently uses no fictitious trade styles in connection with its business operations. The Borrower shall notify the Bank within thirty (30) days of the use of any fictitious trade style at any future date, indicating the trade style and state(s) of its use.

5.05. FINANCIAL STATEMENTS. All financial statements, information and other data which may have been and which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the Borrower's financial condition and, as applicable, the other information disclosed therein. Since the most recent submission of any such financial statement information or other data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

5.06. LITIGATION. Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower's financial condition, operations or the Collateral.

5.07. TITLE TO ASSETS. The Borrower has good and marketable title to all of its assets (including, but not limited to, the Collateral) and the same are not subject to any security interest encumbrance, lien or claim of any third person except for Permitted Liens.

5.08. ERISA. If the Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

5.09. TAXES. The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

5.10. ENVIRONMENTAL COMPLIANCE. The operations of the Borrower comply, and during the term of this Agreement will at all times comply, in all respects with all Environmental Laws; the Borrower has obtained licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary operations, all such Environmental Permits are in good standing, and the Borrower is in compliance with all material terms and conditions of such Environmental Permits; neither the Borrower nor any of its present properties or operations are subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; there are no Hazardous Materials or other conditions or circumstances existing, or arising from operations prior to the date of this Agreement, with respect to any property of the Borrower that would reasonably be expected to give rise to Environmental Claims; provided however, that with respect to property leased from an unrelated third party, the foregoing representation is made to the best knowledge of the Borrower. In addition, (i) the Borrower does not have or maintain any underground storage tanks which are not properly registered or permitted under applicable Environmental Laws or which are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrower has notified all of its employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

                                   SECTION VI
                                    COVENANTS

The Borrower covenants and agrees that during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement the Borrower shall, unless the Bank otherwise consents in writing:

6.01. PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS. Maintain and preserve its existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization; and conduct its business in accordance with all applicable laws, rules and regulations.

6.02. MAINTENANCE OF INSURANCE. Maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as may be required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank. With respect to insurance covering properties in which the Bank maintains a security interest or lien, such insurance shall be in an amount not less than the full replacement value thereof, at the Bank's request shall name the Bank as loss payee pursuant to a loss payable endorsement satisfactory to the Bank and shall not be altered or canceled except upon ten
(10) days' prior written notice to the Bank. Upon the Bank's request, the Borrower shall furnish the Bank with the original policy or binder of all such insurance.

6.03. MAINTENANCE OF COLLATERAL AND OTHER PROPERTIES. Except for Permitted Liens, the Borrower shall keep and maintain the Collateral free and clear of all levies, liens, encumbrances and security interests (including but not limited to, any lien of attachment, judgement or execution) and defend the Collateral against any such levy, lien, encumbrance or security interest; comply with all laws, statutes and regulations pertaining to the Collateral and its use and operation; execute, file and record such statements, notices and agreements, take such actions and obtain such certificates and other documents as necessary to perfect, evidence and continue the Bank's security interest in the Collateral and the priority thereof; maintain accurate and complete records of the Collateral which show all sales, claims and allowances; and properly care for, house, store and maintain the Collateral in good condition, free of misuse, abuse and deterioration, other than normal wear and tear. The Borrower shall also maintain and preserve all its properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

6.04. LOCATION AND MAINTENANCE OF EQUIPMENT.

      A. LOCATION. The Equipment shall at all times be in the Borrower's physical possession, shall not be held for sale or lease and shall be kept only at the following location(s): 5095 Murphy Canyon Road, San Diego, CA 92123.



                                      (7)

      The Borrower shall not secrete, abandon or remove, or permit the removal of, the Equipment, or any part thereof, from the location(s) shown above or remove or permit to be removed any accessories now or hereafter placed upon the Equipment.

      B. EQUIPMENT SCHEDULES. Upon the Bank's demand, the Borrower shall immediately provide the Bank with a complete and accurate description of the Equipment including, as applicable, the make, model, identification number and serial number of each item of Equipment. In addition, the Borrower shall immediately notify the Bank of the acquisition of any new or additional Equipment or the replacement of any existing Equipment and shall supply the Bank with a complete description of any such additional or replacement Equipment.

      C. MAINTENANCE OF EQUIPMENT. The Borrower shall, at the Borrower's sole cost and expense, keep and maintain the Equipment in a good state of repair and shall not destroy, misuse, abuse, illegally use or be negligent in the care of the Equipment or any part thereof. The Borrower shall not remove, destroy, obliterate, change, cover, paint, deface or alter the name plates, serial numbers, labels or other distinguishing numbers or identification marks placed upon the Equipment or any part thereof by or on behalf of the manufacturer, any dealer or rebuilder thereof, or the Bank. The Borrower shall not be released from any liability to the Bank hereunder because of any injury to or loss or destruction of the Equipment. The Borrower shall allow the Bank and its representatives free access to and the right to inspect the Equipment at all times and shall comply with the terms and conditions of any leases covering the real property on which the Equipment is located and any orders, ordinances, laws, regulations or rules of any federal, state or municipal agency or authority having jurisdiction of such real property or the conduct of business of the persons having control or possession of the Equipment.

      D. FIXTURES. The Equipment is not now and shall not at any time hereafter be so affixed to the real property on which it is located as to become a fixture or a part thereof. The Equipment is now and shall at all times hereafter be and remain personal property of the Borrower.

6.05. LOCATION AND QUALITY OF INVENTORY. The Inventory (i) is now and shall at all times hereafter be of good and merchantable quality and free from defects;
(ii) is not now and shall not at any time hereafter be stored with a bailee, warehouseman or similar party without the Bank's prior written consent and, in such event the Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to the Bank, in form acceptable to the Bank, warehouse receipts in the Bank's name evidencing the storage of inventory; (iii) shall at all times (except as otherwise permitted by this section) be in the Borrower's physical possession; (iv) shall not be held by others on consignment, sale on approval, or sale or return; and (v) shall be kept only at the following locations(s): 5095 Murphy Canyon Road, San Diego, CA 92123.

6.06. PAYMENT OF OBLIGATIONS AND TAXES. Make timely payment of all assessments and taxes and all of its liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof the Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

6.07. INSPECTION RIGHTS. At any reasonable time and from time to time permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower and to discuss the business and operations of the Borrower with any employee or representative thereof. If the Borrower now or at any time hereafter maintains any records (including, but not limited to, computer generated records and computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records it may request, all at the Borrower's expense, the amount of which shall be payable immediately upon demand. In addition, the Bank may, at any reasonable time and from time to time, conduct inspections and audits of the Collateral and the Borrower's accounts payable, the cost and expenses of which shall be paid by the Borrower to the Bank upon demand.

6.08. REPORTING REQUIREMENTS. Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

      A. ANNUAL STATEMENTS. Not later than 120 days after the end of each of the Borrower's fiscal years, a copy of the annual financial report of the Borrower for such year, which report shall be CPA audited with an unqualified opinion on a consolidated basis with 10-K's.

      B. INTERIM STATEMENTS. The Borrower shall provide: (i) Not later than 30 days after the end of each month, a copy of the Borrower's financial statement which report shall be a company prepared consolidated report for such month; and (ii) Not later than 45 days after the end of each of the Borrower's fiscal quarters, a copy of the Borrower's company prepared consolidated financial statement with 10-Q and detailed schedules and a copy of the Compliance Certificate signed by an authorized company officer for such quarter.

      C. OTHER INFORMATION. Promptly upon the Bank's request, such other information pertaining to the Borrower, the Collateral, or any Guarantor as the Bank may reasonably request

6.09. REDEMPTION OR REPURCHASE OF STOCK. The Borrower shall not redeem or repurchase any class of its corporate stock now or hereafter outstanding.

6.10. ADDITIONAL INDEBTEDNESS. Not after the date hereof, create, incur or assume, directly or indirectly, any liability or indebtedness other than (i) indebtedness owed or to be owed to the Bank, (ii) indebtedness to trade creditors incurred in the ordinary course of the Borrower's business, or (iii) indebtedness not exceeding 800,000. pounds with The Royal Bank of Scotland; (iv) indebtedness in the amount of $2,500,000.00 to Fourth Shift Corporation; and (v) permitted leases in the aggregate amount of $250,000.00.

6.11. LOANS. Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, shareholders, partners, employees, affiliated entities or subsidiaries of the Borrower, except for credit extended in the ordinary course of the Borrower's business as presently conducted.

6.12. LIENS AND ENCUMBRANCES. Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's properties, or execute or allow to be filed any financing statement or continuation thereof affecting any such properties, except for Permitted Liens or as otherwise provided in this Agreement and except for liens or encumbrances made to Just-in-time Enterprise Systems, Inc. in the amount of $2,500,000.00.

6.13. TRANSFER ASSETS. Not sell, contract for sale, transfer, convey, assign, lease or sublet any assets of the Borrower, including, but not limited to, the Collateral, except in the ordinary course of business as presently conducted by the Borrower, and then, only for full, fair and reasonable consideration.

6.14. CHANGE IN THE NATURE OF BUSINESS. Not make any material change in the Borrower's financial structure or in the nature of the Borrower's business as existing or conducted as of the date of this Agreement.

6.15. FINANCIAL CONDITION. Maintain at all times:

      A. NET WORTH. A minimum Effective Tangible Net Worth of not less than $7,300.000.00, increasing by 75% of yearly net income on a consolidated basis.




                                      (8)

      B. PROFITABILITY. The Borrower shall not have two consecutive quarterly losses.

      C. DEBT TO NET WORTH RATIO. A Debt to Effective Tangible Net Worth ratio of not more than 2.80 to 1.00 on a consolidated basis.

      D. QUICK RATIO. A minimum ratio of the sum of cash, cash equivalents and accounts receivable to current liabilities of not less than 1.00 to 1.00 on a consolidated basis.

      E. DEBT SERVICE COVERAGE RATIO. A minimum debt service coverage ratio of not less than 1.50 to 1.00 on a consolidated basis, where such ratio is defined as net profit after taxes plus depreciation and interest expense divided by the current portion of long term debt and interest expense.

6.16. COMPENSATION OF EMPLOYEES. Compensate the employees of the Borrower for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

6.17. ENVIRONMENTAL COMPLIANCE. The Borrower shall:

      A. Conduct the Borrower's operations and keep and maintain all of its properties in compliance with all Environmental Laws.

      B. Give prompt written notice to the Bank, but in no event later than 10 days after becoming aware, of the following: (i) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower or any of its affiliates or any of its respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or its affiliates that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws.

      C. Upon the written request of the Bank, the Borrower shall submit to the Bank, at its sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice required pursuant to this Section.

      D. At all times indemnify and hold harmless the Bank from and against any and all liability arising out of any Environmental Claims.

6.18. NOTICE. Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim or liability exceeds $100,000.00 or which affects the Collateral; (iii) any change in the place of business of the Borrower or the acquisition of more than one place of business by the Borrower;
(iv) any proposed or actual change in the name, identity or business nature of the Borrower; (v) any change in the location of the Equipment or Inventory; and
(vi) other matters which have resulted in, or might result in a material adverse change in the Collateral or the financial condition or business operations of the Borrower.

                                   SECTION VII
                               EVENTS OF DEFAULT

Any one or more of the following described events shall constitute an event of default under this Agreement:

7.01. NON-PAYMENT. The Borrower shall fail to pay any Obligations within 10 days of when due.

7.02. PERFORMANCE UNDER THIS AND OTHER AGREEMENTS. The Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement evidencing or relating to any indebtedness of the Borrower (whether owed to the Bank or third persons), and any such failure (exclusive of the payment of money to the Bank under this Agreement or under any other document, instrument or agreement, which failure shall constitute and be an immediate Event of Default if not paid when due or when demanded to be due) shall continue for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default

7.03. REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS. Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower or any Guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

7.04. INSOLVENCY. The Borrower or any Guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

7.05. EXECUTION. Any writ of execution or attachment or any judgment lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

7.06. REVOCATION OR LIMITATION OF GUARANTY. Any Guaranty shall be revoked or limited or its enforceability or validity shall be contested by any Guarantor, by operation of law, legal proceeding or otherwise or any Guarantor who is a natural person shall die.

7.07. SUSPENSION. The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

7.08. CHANGE IN OWNERSHIP. There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of the Borrower.

7.09. IMPAIRMENT OF COLLATERAL. There shall occur any injury or damage to all or any part of the Collateral or all or any part of the Collateral shall be lost, stolen or destroyed, which changes cause the Collateral, in the sole and absolute judgement of the Bank, to become unacceptable as to character and value.



                                      (9)

                                  SECTION VIII
                               REMEDIES ON DEFAULT

Upon the occurrence of any Event of Default, the Bank may, at its sole election, without demand and upon only such notice as may be required by law:

8.01. ACCELERATION. Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or under any other document, instrument or agreement immediately due and payable, whether or not otherwise due and payable.

8.02. CEASE EXTENDING CREDIT. Cease making Advances or otherwise extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

8.03. TERMINATION. Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

8.04. SEGREGATE COLLECTIONS. Require the Borrower to segregate all collections and proceeds of the Collateral so that they are capable of identification and to deliver such collections and proceeds to the Bank, in kind, without commingling, at such times and in such manner as required by the Bank.

8.05. RECORDS OF COLLATERAL. Require the Borrower to periodically deliver to the Bank records and schedules showing the status, condition and location of the Collateral and such contracts or other matters which affect the Collateral. In connection herewith, the Bank may conduct such audits or other examination of such records, including, but not limited to, verification of balances owing by any account debtor of the Borrower, as the Bank, in its sole and absolute discretion, deems necessary.

8.06. NOTIFICATION OF ACCOUNT DEBTORS.

      A. Notify any or all of the Borrower's Account Debtors, or any buyers or transferees of the Collateral or other persons of the Bank's interest in the Collateral and the proceeds thereof and instruct such person(s) to thereafter make any payment due the Borrower directly to the Bank.

      B. The Borrower hereby irrevocably and unconditionally appoints the Bank as its attorney-in-fact to: (i) endorse the Borrower's name on any notes, acceptances, checks, drafts, money orders or other evidence of payment that may come into the Bank's possession; (ii) sign the Borrower's name on any invoice or bill of lading relating to any of the Collateral; (iii) notify post office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Bank may designate and take possession of and open mail addressed to the Borrower and remove therefrom, proceeds of and payments on the Collateral; and (iv) demand, receive and endorse payment and give receipts, releases and satisfactions for and sue for all money payable to the Borrower. All of the preceding may be done either in the name of the Bank or in the name of the Borrower with the same force and effect as the Borrower could have done had this Agreement not been entered into.

      C. Require the Borrower to indicate on the face of all invoices (or such other documentation as may be specified by the Bank relating to the sale, delivery or shipment of goods giving rise to the account) that the account has been assigned to the Bank and that all payments are to be made directly to the Bank at such address as the Bank may designate.

8.07. COMPROMISE. Grant extensions, compromise claims and settle any account for less than the amount owing thereunder, all without notice to the Borrower or any obligor on or guarantor of the Obligations.

8.08. PROTECTION OF SECURITY INTEREST. Make such payments and do such acts as the Bank, in its sole judgment considers necessary and reasonable to protect its security interest or lien in the Collateral. The Borrower hereby irrevocably authorizes the Bank to pay, purchase, contest or compromise any encumbrance, lien or claim which the Bank, in its sole judgment deems to be prior or superior to its security interest. Further, the Borrower hereby agrees to pay to the Bank, upon demand therefor, all expenses and expenditures (including attorneys' fees) incurred in connection with the foregoing.

8.09. FORECLOSURE. Enforce any security interest or lien given or provided for under this Agreement or under any security agreement, mortgage, deed of trust or other document relating to the Collateral, in such manner and such order, as to all or any part of the Collateral, as the Bank, in its sole judgment, deems to be necessary or appropriate and the Borrower hereby waives any and all rights, obligations or defenses now or hereafter established by law relating to the foregoing. In the enforcement of its security interest or lien, the Bank is authorized to enter upon the premises where any Collateral is located and take possession of the Collateral or any part thereof, together with the Borrower's records pertaining thereto, or the Bank may require the Borrower to assemble the Collateral and records pertaining thereto and make such Collateral and records available to the Bank at a place designated by the Bank. The Bank may sell the Collateral or any portions thereof, together with all additions, accessions and accessories thereto, giving only such notices and following only such procedures as are required by law, at either a public or private sale, or both, with or without having the Collateral present at the time of sale, which sale shall be on such terms and conditions and conducted in such manner as the Bank determines in its sole judgment to be commercially reasonable. Any deficiency which exists after the disposition or liquidation of the Collateral shall be a continuing liability of any obligor on or any guarantor of the Obligations and shall be immediately paid to the Bank.

8.10. APPLICATION OF PROCEEDS. All amounts received by the Bank as proceeds from the disposition or liquidation of the Collateral shall be applied to the Borrower's indebtedness to the Bank as follows: first to the costs and expenses of collection, enforcement protection and preservation of the Bank's lien in the Collateral, including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next, to those costs and expenses incurred by the Bank in protecting, preserving, enforcing, collecting, selling or disposing of the Collateral; next to the payment of accrued and unpaid interest on all of the Obligations; next to the payment of the outstanding principal balance of the Obligations; and last, to the payment of any other indebtedness owed by the Borrower to the Bank. Any excess Collateral or excess proceeds existing after the disposition or liquidation of the Collateral will be returned or paid by the Bank to the Borrower.

8.11. LETTERS OF CREDIT. In addition to any other remedies available to the Bank under this Agreement or otherwise, the Bank may require the Borrower to pay immediately to the Bank, for application against any drawings under any outstanding Letters of Credit, the outstanding principal amount of any such Letters of Credit which have not expired. Any portion of the amount so paid to the Bank which is not applied to satisfy draws under any such Letters of Credit or any other obligations of the Borrower to the Bank shall be repaid to the Borrower without interest.

8.12. NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.



                                      (10)

                                   SECTION IX
                            MISCELLANEOUS PROVISIONS

9.01. DEFAULT INTEREST RATE. If an Event of Default has occurred and is continuing, the Bank, at its option, may require the Borrower to pay to the Bank interest on any Indebtedness or amount payable under this Agreement at a rate which is 3% in excess of the rate or rates otherwise then in effect under this Agreement.

9.02. REIMBURSEMENT OF CERTAIN COSTS IN CONNECTION WITH LETTERS OF CREDIT. The Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to any Letters of Credit.

9.03. RELIANCE. Each warranty, representation, covenant and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Borrower shall now or hereafter give, or cause to be given, to the Bank.

9.04. DISPUTE RESOLUTION.

      A. DISPUTES. It is understood and agreed that upon the request of any party to this Agreement; any dispute, claim or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable, now existing or hereinafter arising between the parties in any way arising out of, pertaining to or in connection with: (i) this Agreement or any related agreements, documents or instruments, (ii) all past and present loans, credits, accounts, deposit accounts (whether demand deposits or time deposits), safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind, (iii) any incidents, omissions, acts, practices, or occurrences causing injury to any party whereby another party or its agents, employees or representatives may be liable, in whole or in part, or (iv) any aspect of the past or present relationships of the parties, shall be resolved through a two-step dispute resolution process administered by the Judicial Arbitration & Mediation Services, Inc. ("JAMS") as follows:

      B. STEP I - MEDIATION. At the request of any party to the dispute, claim or controversy, the matter shall be referred to the nearest office of JAMS for mediation, which is an informal, non-binding conference or conferences between the parties in which a retired judge or justice from the JAMS panel will seek to guide the parties to a resolution of the case.

      C. STEP II - ARBITRATION (CONTRACTS NOT SECURED BY REAL PROPERTY). Should any dispute, claim or controversy remain unresolved at the conclusion of the Step I Mediation Phase, then (subject to the restriction at the end of this subparagraph) all such remaining matters shall be resolved by final and binding arbitration before a different judicial panelist, unless the parties shall agree to have the mediator panelist act as arbitrator. The hearing shall be conducted at a location determined by the arbitrator in Los Angeles, California (or such other city as may be agreed upon by the parties) and shall be administered by and in accordance with the then existing Rules of Practice and Procedure of JAMS and judgement upon any award rendered by the arbitrator may be entered by any State or Federal Court having jurisdiction thereof. The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorneys' fees and costs. This subparagraph shall apply only if, at the time of the submission of the matter to JAMS, the dispute or issues involved do not arise out of any transaction which is secured by real property collateral or, if so secured, all parties consent to such submission.

      As soon as practicable after selection of the arbitrator, the arbitrator, or the arbitrator's designated representative, shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party's pro-rata share of said fees and costs. Thereafter, each party shall, within 10 days of receipt of said statement deposit said sum with the arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

      D. STEP 11 - TRIAL BY COURT REFERENCE (CONTRACTS SECURED BY REAL PROPERTY). If the dispute, claim or controversy is not one required or agreed to be submitted to arbitration, as provided in the above subparagraph, and has not been resolved by Step I mediation, then any remaining dispute, claim or controversy shall be submitted for determination by a trial on Order of Reference conducted by a retired judge or justice from the panel of JAMS appointed pursuant to the provisions of Section 638(1) of the California Code of Civil Procedure, or any amendment addition or successor section thereto, to hear the case and report a statement of decision thereon. The parties intend this general reference agreement to be specifically enforceable in accordance with said section. If the parties are unable to agree upon a member of the JAMS panel to act as referee, then one shall be appointed by the Presiding Judge of the county wherein the hearing is to be held. The parties shall pay in advance, to the referee, the estimated reasonable fees and costs of the reference, as may be specified in advance by the referee. The parties shall initially share equally, by paying their proportionate amount of the estimated fees and costs of the reference. Failure of any party to make such a fee deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend any cause of action which is the subject of the reference, but shall not otherwise serve to abate, stay or suspend the reference proceeding.

      E. PROVISIONAL REMEDIES, SELF HELP AND FORECLOSURE. No provision of, or the exercise of any rights under any portion of this Dispute Resolution provision, shall limit the right of any party to exercise self help remedies such as set off, foreclosure against any real or personal property collateral, or the obtaining of provisional or ancillary remedies, such as injunctive relief or the appointment of a receiver, from any court having jurisdiction before, during or after the pendency of any arbitration. At the Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for provisional remedies, pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party to submit the controversy or claim to arbitration.

9.05. WAIVER OF JURY. The Borrower and the Bank hereby expressly and voluntarily waive any and all rights, whether arising under the California constitution, any rules of the California Code of Civil Procedure, common law or otherwise, to demand a trial by jury in any action, matter, claim or cause of action whatsoever arising out of or in any way related to this Agreement or any other agreement document or transaction contemplated hereby.

9.06. RESTRUCTURING EXPENSES. In the event the Bank and the Borrower negotiate for, or enter into, any restructuring, modification or refinancing of the Indebtedness under this Agreement for the purposes of remedying an Event of Default, The Bank, may require the Borrower to reimburse all of the Bank's costs and expenses incurred in connection therewith, including, but not limited to reasonable attorneys' fees and the costs of any audit or appraisals required by the Bank to be performed in connection with such restructuring, modification or refinancing.

9.07. ATTORNEYS' FEES. In the event of any suit, mediation, arbitration or other action in relation to this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder, the prevailing party, in addition to all other sums to which it may be entitled, shall



                                      (11)
CL-400 (LE-LOCR/RD)                                                TR-30,001,402
be entitled to reasonable attorneys' fees.

9.08. NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed to the address set forth below such party's signature to this Agreement or to such other address as may be specified from time to time in writing by either party to the other.

9.09. WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

9.10. CONFLICTING PROVISIONS. To the extent that any of the terms or provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

9.11. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell, assign or grant participations in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower and any guarantor.

9.12. JURISDICTION. This Agreement, any notes issued hereunder, the rights of the parties hereunder to and concerning the Collateral, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

9.13. HEADINGS. The headings set forth herein are solely for the purpose of identification and have no legal significance.

9.14. ENTIRE AGREEMENT. This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties or pertaining to the transactions contemplated hereunder that are not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                  BORROWER:

SANWA BANK CALIFORNIA                  INTERACTIVE GROUP INC.

By:_______________________________     By:_________________________________
     Name /Title                          Mark Hellinger, President and
                                          Chief Operating Officer


Address:                               Address:
San Diego Main Office (CBC)            5095 Murphy Canyon Road
1280 Fourth Avenue                     San Diego, CA 92123
San Diego, CA 92101




                                      (12)

                          ADDENDUM TO CREDIT AGREEMENT
                            Foreign Exchange Facility

        This Addendum is made and entered into as of the 30th day of June, 1997 (this "Addendum"), by and between SANWA BANK CALIFORNIA (the "Bank") and INTERACTIVE GROUP, INC. (the "Borrower"), and is and shall be deemed to be a part of and subject to that certain Line of Credit Agreement dated as of June 30, 1997, between the Bank and the Borrower, as such agreement may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement").

        1. DEFINITIONS. Unless otherwise defined herein, all terms used in this Addendum shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Addendum conflict with those contained in the Agreement, the terms and provisions contained herein shall control. As used in this Addendum, the following terms shall have the following meanings:

                "Business Day" shall mean a day other than a Saturday or Sunday on which the Bank is open for business in Los Angeles, California.

                "Close-Out Date" means the day (which shall be a Business Day) on which the Bank, pursuant to Paragraph 5.1 hereof, closes out and liquidates FX Transactions.

                 "Closing Value" has the meaning given to it in Paragraph 5.1(a) hereof.

                 "Closing Gain" means the amount determined in accordance with Paragraph 5.1(b) or 5.1(c) hereof, as applicable.

                 "Closing Loss" means the amount determined in accordance with Paragraph 5.1(b) or 5.1(c) hereof, as applicable.

                "Credit Percentage" means, generally, 15% provided, however, that the Bank reserves the right to designate a greater or lesser percentage for any given FX Transaction due to the Foreign Currency involved or the length of the FX Transaction.

                "Foreign Currency" means a legally traded currency (other than U.S. Dollars) which may be transferred by paperless wire transfer and in which the Bank regularly trades.

                "FX Risk Liability" means the product of (i) Credit Percentage times (ii) the aggregate of the Notional Values of all FX Transaction outstanding, net of any Offsetting Transactions.

                 "FX Limit" means $3,000,000.00.

                 "FX Transaction" means any transaction between the Bank and the Borrower pursuant to which the Bank has agreed to sell to or to purchase from the Borrower a Foreign Currency of an agreed amount at an agreed price in U.S. Dollars, deliverable and payable on an agreed date.

                 "Notional Value" means, with respect to any FX Transaction, the U.S. Dollar value of such transaction (the U.S. Dollar equivalent of the price at which the Bank agreed to sell to the Borrower a Foreign Currency or the price at which the Bank agreed to purchase of a Foreign Currency from the Borrower).

                "Offsetting Transaction" means an FX Transaction to purchase a Foreign Currency and an FX Transaction to sell a Foreign Currency which are for the same Foreign Currency and which have the same Settlement Date and designated as an Offsetting Transaction at the time of the Transaction.

                "Settlement Date" means, with respect to any FX Transaction, the Business Day on which the Borrower has agreed to (i) deliver the required amount of Foreign Currency or (ii) to pay in U.S. Dollars, the agreed purchase price of the Foreign Currency.

        2. FOREIGN EXCHANGE FACILITY. Subject to the terms of the Agreement and those contained herein, the Bank agrees, at the Borrower's request, to enter into FX Transactions with the Borrower from time to time prior to the Expiration Date, provided that, at no time shall the aggregate FX Risk Liability exceed the FX Limit.

                2.1 REQUESTS FOR FX TRANSACTIONS. Each request for a FX Transaction shall be made by telephone to the Bank's Treasury Department (each a "Request") and may be confirmed in writing to the address specified in Paragraph 6.4 below, shall specify the Foreign Currency to be purchased or sold, the amount of such Foreign Currency and the Settlement Date. Each Request shall be delivered or communicated to the Bank no later than 3:00 p.m. (California time) on the day (which shall be a Business Day) on which the FX Transaction is requested. By making any such Request, the Borrower agrees that all matters relating to each such FX Transaction shall be governed by this Addendum and the Agreement and the Borrower restates all warranties and representations made by the Borrower herein as if made on the date the FX Transaction is entered into.

                2.2 EXPIRATION DATE. The commitment by the Bank to enter into FX Transactions shall, unless earlier terminated in accordance with this Addendum, automatically terminate on the Expiration Date of the Line of Credit established in the Agreement and no FX Transaction shall expire on a date which is more than 90 days after such Expiration Date.

                2.3 TENOR. No FX Transaction shall have a Settlement Date which is more than 90 days after the date of such FX Transaction.

                2.4 AVAILABILITY. The Bank may refuse to enter into a FX Transaction with the Borrower where the Bank, in its sole discretion, determines that (i) the requested Foreign Currency is unavailable, or
         (ii) the Bank is not then dealing in the requested Foreign Currency, or
         (iii) the Bank would be prohibited by any applicable law, regulation or order from purchasing such Foreign Currency.

                2.5 PURPOSE. The FX Transaction shall be used to hedge the Borrower's foreign exchange exposure and/or risk.

                2.6 PAYMENT. Payment is due on the Settlement Date of the respective FX Transaction. The Bank is hereby authorized by the Borrower to charge the full settlement price of any FX Transaction against the depository account or accounts maintained by the Borrower with the Bank on the Settlement Date. In the event that the Borrower fails to pay the settlement price of any FX Transaction on the relevant Settlement Date, or the balances in the depository account or accounts maintained by the Borrower with the Bank are insufficient to pay the settlement price on the Settlement Date, without limiting the rights of the Bank under the Agreement or this Addendum or waiving any Event of Default caused thereby, the Bank may, and the Borrower hereby authorizes the Bank to create an Advance bearing interest at the rate provided in the Agreement to pay the settlement price on the Settlement Date.

                2.7 INCREASED COSTS. The Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any assessment, reserve, deposit, capital maintenance or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to any Foreign Exchange Contract.

        3.0 CONDITIONS PRECEDENT. The obligation of the Bank to enter into each FX Transaction for or on account of the Borrower (including the initial FX Transaction) shall be subject to the further conditions precedent that, on the date of each FX Transaction and after the making or creation thereof all conditions precedent as set forth in the Agreement have been fully satisfied.

        4.0 EVENTS OF DEFAULT. The Borrower's failure to pay for or deliver, as applicable, any Foreign Currency on the respective Settlement Date for any FX Transaction shall be an immediate Event of Default under the Agreement.

        5.0 REMEDIES ON DEFAULT. Upon the of occurrence of any Event of Default, the Bank, may, at its sole and absolute discretion, without demand and only upon such notice as may be required by law:

                  5.1 CLOSE-OUT AND LIQUIDATION. The Bank shall have the right to close-out and liquidate all, but not less than all, the outstanding FX Transactions (except to the extent that, in the good faith opinion of the Bank, certain FX Transactions may not be closed-out and liquidated under applicable law) in the following manner:

                         (a) Close-out and liquidation shall be effected by
                  closing-out each outstanding FX Transaction (including any FX Transaction which has not been performed and in respect of which the Settlement Date is on or proceeds the Close-Out
                  Date) so that each FX Transaction is canceled. The Bank shall then calculate, in good faith, as of the value of each such canceled FX Transaction (the "Closing Value") by converting:

                                  (i) in the case of an FX Transaction whose
                         Settlement Date is the same as or later than the Close-Out Date, the amount of the Foreign Currency into U.S. Dollars at a rate of exchange at which the Bank can buy or sell, as appropriate, U.S. Dollars with or against the Foreign Currency for delivery on the Settlement Date of the respective FX Transaction, or

                                  (ii) in the case of an FX Transaction whose
                         Settlement Date precedes the Close-Out Date, converting the amount of the Foreign Currency, adjusted by adding interest with respect thereto at the Variable Interest Rate from the Settlement Date to the Close-Out Date, into U.S. Dollars at a rate of exchange at which the Bank can buy or sell, as appropriate, U.S. Dollars with or against the Foreign Currency for delivery on the Close-Out Date;

                         (b) With respect to a FX Transaction pursuant to which
                  the Bank agreed to purchase a Foreign Currency from the Borrower, the amount by which the Closing Value as so determined exceeds the Notional Value is a Closing Loss and the amount by which the Closing Value as so determined is less than the Notional Value is a Closing Gain.

                         (c) With respect to a FX Transaction pursuant to which
                  the Bank agreed to sell a Foreign Currency to the Borrower, the amount by which the Closing Value as so determined exceeds the Notional Value is Closing Gain and the amount by which the Closing Value as so determined is less than the Notional Value a Closing Loss.

                         (d) To the extent permitted by applicable law, the
                  Closing Gain or Closing Loss, as the case may be, for each Settlement Date falling after the Close-Out Date will be adjusted (discounted) to its net present value (the calculation of the amount of such adjustment shall be made by the Bank and shall be conclusive as between the parties).

                (e) To the extent the net amount of Closing Gains exceeds Closing Losses, such amount shall be payable by the Bank to the Borrower. To the extent the net amount of Closing Losses exceeds Closing Gains, such amount shall be payable by the Borrower. In the case of the latter, the Borrower promises and agrees to pay interest on the amount so payable from the Close-Out Date until paid at the Variable Rate.

        5.2 TERMINATION. Terminate this Addendum as to any future obligation of the Bank with respect to FX Transactions, without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under the Agreement or under any other document, instrument or agreement.

        5.3 REMEDIES UNDER CREDIT AGREEMENT. Exercise whether successively or concurrently any one or more of the Bank's rights and remedies as are set forth in the Agreement.

        5.4 NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.

6.0 OTHER TERMS AND CONDITIONS.

        6.1 NATURE AND PLACE OF PAYMENTS. All payments made by the Borrower under the Agreement shall be made without setoff or counterclaim in either immediately available funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority (other than California and United States income tax payable by the Bank), and must be received by Bank by 2:00 p.m. (California time) on the day of payment, it being expressly agreed and understood that if payment is received by the Bank after 2:00 p.m. (California time), such payment will be considered to have been made on the next succeeding Business Day. If any payment required to be made by the Borrower hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day. All payments required to be made hereunder shall be made to the office of the Bank designated for the receipt of notices in Paragraph 6.4 or such other office as the Bank shall from time to time designate.

        6.2 ILLEGALITY, IMPOSSIBILITY AND FORCE MAJEURE. If either party is prevented from or hindered or delayed by reason of force majeure or act of State in the delivery or receipt of any Foreign Currency in respect of an FX Transaction or if it becomes or, in the good faith judgment of one of the parties, may become unlawful or impossible for either party to deliver or receive any Foreign Currency which is subject of an FX Transaction, than either party may, by notice to the other, require the close-out and liquidation of the affected FX Transaction in accordance with the provisions of Paragraph 5.1 except that only the FX Transaction so effected shall be subject to liquidation.

        6.3 TELEPHONE RECORDING. The Borrower agrees that the Bank may electronically record all telephone conversations between it and the Borrower with respect to transactions contemplated under this Agreement and that any such tape recording may be submitted in evidence in any arbitration or other legal proceeding. In the event of any dispute, the as to the terms of an FX Transaction, the Bank may use electronic recordings as the preferred evidence of the terms of such FX Transaction, notwithstanding the existence of any writing to the contrary.

        6.4 NOTICES: All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party hereto with respect to any FX Transaction, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed as set forth below or to such other address as may be specified from time to time in writing by either party to the other.

        To the Bank:                   To the Borrower

        Sanwa Bank California          Interactive Group, Inc.
        1280 Fourth Avenue             5095 Murphy Canyon Road
        San Diego, California 92101    San Diego, California 92123

        7. Except as specifically provided in this Addendum, all other terms, conditions and covenants contained in the Agreement shall remain unchanged and shall continue in full force and effect.

        IN WITNESS THEREOF, this Addendum has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                  BORROWER:

SANWA BANK CALIFORNIA                  INTERACTIVE GROUP INC.

By:                                    By  /s/ MARK HELLINGER
   -----------------------------         -----------------------------------
  Rick Young, Authorized Officer         Mark Hellinger, President and Chief
                                         Operating Officer

[LOGO]

SANWA
BANK
CALIFORNIA

                    AMENDMENT OF COMMERCIAL CREDIT AGREEMENT

This Amendment of Commercial Credit Agreement ("Amendment") is made and entered into this 30th day of June, 1997 by and between SANWA BANK CALIFORNIA (the "Bank") and INTERACTIVE GROUP, INC. (the "Borrower") with respect to the following:

This Amendment shall be deemed to be a part of and subject to that certain commercial credit agreement between the parties hereto and dated as of January 15, 1997, as it may have been or be amended from time to time, and any and all addenda, riders, exhibits and schedules thereto (collectively, the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Borrower and the Bank mutually desire to extend, amend and/or modify the Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1. REVISED ANNUAL STATEMENTS. The words "90 days" are modified and amended to read "120 days" and the words "on a consolidating basis" contained in Section 6.08A of the Agreement (entitled "Annual Statements") are modified and amended to read "on a consolidated basis".

2. REVISED INTERIM STATEMENTS. Section 6.08B of the Agreement (entitled "Interim Statements) is hereby deleted in its entirety and replaced with the following new Section 6.08B which reads as follows: 6.08B. Interim Statements. The Borrower shall provide: (i) Not later than 30 days after each of the Borrower's month end, a copy of the financial statement, which report shall be A company prepared consolidated report for such month; and (ii) not later than 45 days after each of the borrower's fiscal quarters, a copy of the Borrower's company prepared consolidated financial statement with 10-Q and detailed schedules and a copy of the Compliance Certificate signed by an authorized company officer for such quarter'.

3. REVISED PAYMENT OF DIVIDENDS. Section 6.09 of the Agreement (entitled "Payment of Dividends") is hereby deleted in its entirety.

4. REVISED LIENS AND ENCUMBRANCES. The following sentence is added to the end of
Section 6.13 of the Agreement (entitled "Liens and Encumbrances"): "and except for liens or encumbrances made to Just-in-time Enterprise Systems, Inc. in the amount of $2,500,000.00".

5. REVISED NET WORTH. The words $6,000,000.00, increasing by 75% of yearly net income" contained in Section 6.16A of the Agreement (entitled "Net Worth") are modified and amended to read "$7,300,000.00, increasing by 75% of yearly net income on a consolidated basis".

6. REVISED DEBT TO NET WORTH RATIO. The following words are added to the end of
Section 6.16B of the Agreement (entitled "Debt to Net Worth Ratio"): "on a consolidated basis".

7. REVISED QUICK RATIO. The following words are added to the end of Section 6.16C of the Agreement (entitled "Quick Ratio"): "on a consolidated basis".

8. REVISED DEBT SERVICE COVERAGE RATIO. The following words are added to the end of Section 6.16D of the Agreement (entitled "Debt Service Coverage Ratio"): "on a consolidated basis".

9. INCORPORATION INTO AGREEMENT. On and after the effective date of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Agreement shall mean and be referenced to the Agreement as amended by this Amendment.

10. NO WAIVER. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Bank under, the Agreement.

11. CONFIRMATION OF OTHER TERMS AND CONDITIONS. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement which are unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                  BORROWER:

SANWA BANK CALIFORNIA                  INTERACTIVE GROUP, INC.

BY:                                    By  /s/ MARK HELLINGER
   ---------------------------           -------------------------------------
   NAME / TITLE                          MARK HELLINGER, PRESIDENT AND
                                         CHIEF OPERATING OFFICER